                                                                 Exhibit (d)(2)

Entre PRIMOR ALIMENTOS, C.A., sociedad anonima constituida y domiciliada en Caracas, e inscrita inicialmente bajo la denominacion de ALPROVENCA, Alimentos y Productos Venezolanos, C.A., en el Registro Mercantil Quinto de la Circunscripcion Judicial del Distrito Federal y Estado Miranda, en fecha 23 de septiembre de 1998, bajo el numero 42, Tomo 251-A-Qto. y modificada su denominacion por la actual segun consta de documento inscrito en el Registro Mercantil Quinto de la Circunscripcion Judicial del Distrito Federal y Estado Miranda, en fecha 13 de diciembre de 2000 bajo el Numero 49, Tomo 491-A-Qto. ("Primor Alimentos"), representada en este acto por su Director Lorenzo Mendoza G., venezolano, mayor de edad, de este domicilio, titular de la cedula de identidad 6.818.047, debidamente autorizado por documento que se anexa marcado A (Anexo A); PRIMOR INVERSIONES C.A, sociedad anonima constituida y domiciliada en Caracas, e inscrita en el Registro Mercantil Quinto de la Circunscripcion Judicial del Distrito Federal y Estado Miranda, en fecha 9 de enero de 2001, bajo el numero 81, Tomo 497-A Qto. ("Primor Inversiones" o el "Oferente" y, conjuntamente con Primor Alimentos, "Primor") representada en este acto por su Director Lorenzo Mendoza G., antes identificado, debidamente autorizado por documento que se anexa marcado B (Anexo B); por una parte; y, por la otra, MAVESA, S.A., sociedad mercantil, inscrita originalmente por ante el Registro de Comercio que llevaba el Juzgado de Primera Instancia en lo Mercantil del Distrito Federal el 19 de mayo de 1949, bajo el No. 552, Tomo 2-B cuya ultima reforma fue inscrita por ante el Registro Mercantil Primero de la Circunscripcion Judicial del Distrito Federal y Estado Miranda el 28 de agosto de 2000, bajo el No. 39, Tomo 148-A-Pro. ("Mavesa"), representada en este acto por Josefina Nebreda de Sanabria, venezolana, mayor de edad, titular de la cedula de identidad 3.185.604 y Guillermo Trigo, espanol, mayor de edad, de este domicilio, titular de cedula de identidad 81.786.776, debidamente autorizado por acta de la junta administradora de fecha 19 de enero de 2001, la cual se anexa, marcada C (ANEXO
C), se ha celebrado un contrato que se regira por las Clausulas siguientes (con todos sus Anexos, el "Contrato"):

PRIMERA: ANTECEDENTES
---------------------

1) Mavesa fue informada el 9 de enero de 2001 de las negociaciones que adelantaba un grupo de sus accionistas y tenedores de American Depositary Receipts ("ADRs") representativos de acciones de Mavesa. Posteriormente, conocio que dichas conversaciones eran mantenidas con Primor. Estas negociaciones culminaron con la celebracion, el dia de hoy, de un contrato cuyo contenido le fue comunicado por dichos accionistas.

2) La junta administradora de Mavesa, en su sesion del dia 19 de enero de 2001, analizo el contenido de dicho contrato, especialmente el anexo referente a los terminos y condiciones principales que tendrian las ofertas que llevara a cabo Primor, tanto en Venezuela como en los Estados Unidos de America (las "Ofertas").

3) La junta administradora de Mavesa, tomando en cuenta dicha informacion; lo establecido en la clausula decima de su documento constitutivo-estatutario que le ordena orientar "en todo momento su actividad a la obtencion de los mejores intereses de la Compania y a la creacion de valor para los accionistas"; y lo dispuesto en las Normas sobre Ofertas Publicas de Adquisicion, de Intercambio y Toma de Control de Sociedades que Hacen Oferta Publica de Acciones y Otros Derechos Sobre las Mismas, publicadas en la Gaceta Oficial de la Republica Bolivariana de Venezuela No. 37.039, del 19 de septiembre del 2000 (las "Normas sobre OPAs"), especialmente en el numeral 2 de su articulo 11 y sus articulos 31 y siguientes; dicto un reglamento interno de aplicacion general que

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     regira la conducta de Mavesa en el caso de iniciarse una oferta publica de adquisicion, de intercambio o de toma de control ("Ofertas Publicas") cuyo objeto sean sus acciones o ADRs en circulacion (el "Reglamento"). El Reglamento sera aplicable a las Ofertas de Primor, a cualquier oferta competidora, si la hubiere, asi como a cualquier otra oferta publica que en el futuro pudiere presentarse.

SEGUNDA: EL REGLAMENTO
----------------------

1) Mavesa, a los fines de facilitar el libre desarrollo de las Ofertas; no incurrir en actividades obstaculizadoras de las mismas; y contribuir a la formacion de un mercado competitivo que incremente el valor potencial de los accionistas y tenedores de ADRs, se compromete a observar estrictamente lo establecido en el Reglamento, cuyo texto esta contenido en el ANEXO D, especialmente en relacion a los siguientes puntos:

A) Reglas de conducta en cuanto a la conduccion general de Mavesa durante el transcurso de Ofertas Publicas, haciendo especial enfasis en permitir plenamente y no obstaculizar, en beneficio de sus accionistas y tenedores, Ofertas Publicas competidoras.

B) Reglas en cuanto al ejercicio del derecho de preferencia previsto en la clausula sexta del documento constitutivo-estatutario de Mavesa.

C) Convocatoria de una asamblea extraordinaria de accionistas para designar nueva junta administradora y comisarios en el supuesto de que alguna de las Ofertas Publicas tenga exito.

D) Reglas en cuanto a los criterios para determinar que una Oferta Publica competidora de una anterior pueda ser considerada por la junta administradora mas beneficiosa que la anterior.

E)  Reglas en relacion a las acciones de tesoreria.

  F) Reglas relativas a la informacion a ser suministrada a quienes inicien Ofertas Publicas.

  2) Mavesa declara que seguira igual conducta y actuara con la mayor objetividad e imparcialidad, si un tercero, distinto de Primor inicia una Oferta Publica.

  3) Durante la vigencia del presente Contrato Mavesa se compromete a no modificar el Reglamento.

TERCERA: ANALISIS DE LOS TERMINOS Y CONDICIONES DEL CONTRATO ENTRE PRIMOR Y UN
------------------------------------------------------------------------------
GRUPO DE ACCIONISTAS Y TENEDORES DE MAVESA
------------------------------------------

     Tal como consta del acta de la junta administradora de Mavesa contenida en el ANEXO C, y tomando en cuenta la recomendacion formulada por el Comite de OPAs de Mavesa previa consulta con sus asesores financieros y legales, Mavesa considera que el precio y los demas terminos y condiciones principales que tendrian las Ofertas, de llevarse a cabo estas en la forma convenida, reflejan adecuadamente el valor de sus acciones y ADRs y resultan beneficiosas para los accionistas y tenedores de ADRs. En consecuencia, la junta administradora de Mavesa recomienda los terminos y condiciones de las Ofertas. Ello, sin perjuicio de que en el futuro puedan aparecer Ofertas Publicas competidoras que presenten un mayor atractivo para los accionistas y tenedores de ADRs de Mavesa. El Anexo E del presente Contrato contiene el comunicado de prensa que en forma conjunta Mavesa y Primor divulgaran inmediatamente conforme a la Ley de Mercado de Capitales y a las Normas Relativas a la Transparencia de los Mercados de Capitales.

     Por ello, de iniciarse las Ofertas, en los terminos y condiciones convenidos por Primor y los accionistas y tenedores antes senalados, Mavesa, por organo de su junta administradora, divulgara las Observaciones a las Ofertas recomendando su aceptacion, siempre que no existan una o mas Ofertas Publicas competidoras que la Junta Administradora de Mavesa considere mas beneficiosas para los accionistas y tenedores, todo ello de conformidad con las reglas establecidas en el articulo cuarto del Reglamento. Mavesa autoriza a Primor a incluir la recomendacion de la junta administradora en los informes de las Ofertas.

La junta administradora de Mavesa no retirara o modificara la recomendacion a las Ofertas salvo en el caso de Ofertas Publicas competidoras que esta considere mas beneficiosas para los accionistas y tenedores o ADRs que las Ofertas, o en el caso de que ello sea exigido para cumplir con las obligaciones que la ley y los estatutos de Mavesa le imponen a los administradores.

CUARTA: COMPENSACION EN CASO DE TENER EXITO UNA OFERTA PUBLICA COMPETIDORA
--------------------------------------------------------------------------

Tomando en cuenta que la presentacion de las Ofertas por parte de Primor impactaria favorablemente el precio de cotizacion de las acciones y ADRs de Mavesa; que el precio de las Ofertas es superior al promedio de cotizacion durante los ultimos seis (6) meses; que la presentacion de las Ofertas agrega valor a la compania y beneficia a los accionistas y tenedores de ADRs; que, con motivo de las Ofertas, podrian presentarse Ofertas Publicas mas favorables que las Ofertas, lo cual beneficiaria tanto a los accionistas y tenedores de ADRs como al entorno competitivo; Mavesa, tomando en cuenta el esfuerzo empleado por Primor para la presentacion de las Ofertas y en reconocimiento a su contribucion a la creacion de valor para los accionistas y tenedores de ADRs y para el desarrollo de una libre competencia en la formacion del precio de las acciones de Mavesa, pagara a Primor, en caso de tener exito una oferta publica competidora presentada por una empresa distinta de Primor y no relacionada con esta dentro de los doce (12) meses siguientes a la presente fecha, una suma unica equivalente al uno y medio por ciento (1.5%) del monto total pagado a los accionistas y tenedores de ADRs que aceptaron la oferta ganadora. Dicho pago sera efectuado de contado, exclusivamente en dolares de los Estados Unidos de America, dentro de los diez (10) dias habiles bursatiles siguientes al pago del precio previsto en la oferta ganadora. En caso de no pagarse dicho monto dentro del plazo antes indicado, se devengaran intereses a la tasa del nueve por ciento (9%) anual.

La junta administradora de Mavesa no solicitara ni propiciara ofertas de compra de acciones o ADRs de Mavesa o de sus subsidiarias o propuestas de fusiones, reestructuraciones, asociaciones estrategicas, recapitalizaciones u operaciones similares relacionadas con Mavesa o sus subsidiarias. La junta administradora podra suministrar informacion sobre Mavesa y sus subsidiarias, y podra participar en discusiones o negociaciones relacionadas con las operaciones antes mencionadas unicamente en los siguientes casos: (1) cuando previamente reciba por escrito una propuesta de adquisicion no solicitada en efectivo; y (2) en el caso de que se inicie una oferta publica competidora no solicitada por la totalidad de las acciones y ADRs de Mavesa que sus accionistas o tenedores de ADRs deseen vender independientemente de la condicion minima. En ambos supuestos, sera necesario que la Junta Administradora concluya previamente que dicha propuesta u oferta es mas beneficiosa para los accionistas y tenedores de ADRs que las Ofertas, y que el oferente suscriba un contrato de confidencialidad en terminos sustancialmente similares al contrato de confidencialidad indicado en la Clausula Quinta. No obstante lo anterior, la junta administradora podra proporcionar informacion sobre Mavesa y sus subsidiarias a cualquier tercero que hubiere iniciado una Oferta Publica Competidora y que suscriba un contrato de confidencialidad en terminos sustancialmente similares al contrato de confidencialidad indicado en la Clausula Quinta.

QUINTA:  Salvo por lo previsto en la Clausula Cuarta, el presente Contrato
------
permanecera en vigencia hasta el 30 de junio de 2001, o hasta la fecha anterior en que terminen las Ofertas sin la adquisicion de Acciones o ADRs.

SEXTA: GASTOS
-------------
     Los gastos incurridos en relacion con el presente contrato seran pagados y soportados por la parte que los incurra.

SEPTIMA: NOTIFICACIONES
-----------------------

     Para los efectos del presente contrato, toda notificacion relativa al presente contrato se entendera hecha validamente mediante la consignacion de las comunicaciones escritas respectivas, en las siguientes direcciones:

     Primor:
     Cuarta Transversal de los Cortijos De Lourdes
     Centro Empresarial Polar, Piso 4
     Los Cortijos de Lourdes
     Caracas
     Atencion:  Guillermo Bolinaga, Direccion de Asuntos Legales
     Tel.  202-3414
     Fax. 202-3364

     Mavesa:
     Avenida Principal de los Cortijos de Lourdes
     Edificio Mavesa
     Caracas
     Atencion:  Josefina Nebreda de Sanabria
     Tel. 203-7300
     Fax: 203-7439

     Cualquier parte podra modificar su direccion de notificacion mediante comunicacion por escrito a la otra parte. Sin embargo, mientras no se haya notificado dicha modificacion, las direcciones de notificacion permaneceran siendo las mismas.

OCTAVA: ARBITRAJE.  Las partes trataran de resolver cualquier controversia
-----------------
relativa al presente Contrato de buena fe y con prontitud. En el supuesto de surgir alguna discrepancia o disputa en relacion con el presente Contrato, su interpretacion, validez, vigencia o ejecucion, se abrira un lapso de siete (7) dias continuos con la finalidad de que las partes traten de llegar a un arreglo amistoso. Dicho lapso sera prorrogable de comun acuerdo por las partes.

De haber transcurrido el plazo antes senalado o de no estar de acuerdo para prorrogar dicho lapso, las partes convienen en que cualquier controversia que se suscite en relacion con el presente contrato, su interpretacion, su validez, su vigencia, su ejecucion y todo lo relativo al fondo de la controversia, sera resuelta definitivamente mediante arbitraje independiente de derecho, aplicando exclusivamente el derecho de la Republica Bolivariana de Venezuela, en la ciudad de Caracas, en idioma espanol, de conformidad con la Ley de Arbitraje Comercial de la Republica Bolivariana de Venezuela, y de conformidad con las siguientes reglas:

(i) El arbitraje sera realizado por tres (3) arbitros neutrales seleccionados de la siguiente forma: cada parte designara un arbitro y los arbitros elegidos por cada una de las partes a su vez designaran al tercer arbitro, quien sera el Presidente del Tribunal Arbitral. La designacion de los miembros del Tribunal Arbitral no podra exceder de un maximo de diez (10) dias continuos a partir de la fecha de la solicitud de arbitraje, fecha en la cual debera constituirse el Tribunal Arbitral. En caso que los arbitros escogidos por las partes, no pudieren ponerse de acuerdo respecto de la eleccion del tercer arbitro, entonces en horas de la tarde del dia habil siguiente al vencimiento de los diez (10) dias continuos antes indicados, cada parte introducira en una bolsa tres (3)
      papeletas, cada una de las cuales indicara el nombre de un arbitro propuesto. Una vez introducidas todas las papeletas, se insaculara una papeleta la cual indicara el nombre del tercer arbitro. La persona que insaculara las papeletas sera escogida por azar.

(ii) En cualquier caso, los arbitros deberan tener las siguientes calificaciones: (a) tener dominio del idioma castellano y del ingles; (b) ser neutral y no tener conflicto de intereses; (c) ser abogado con exposicion a las leyes y costumbres comerciales venezolanas y de los Estados Unidos de America; (d) tener experiencia previa en materia de arbitrajes comerciales.

(iii) La citacion para la contestacion de la demanda de arbitraje y demas notificaciones durante el proceso, se realizara en la forma y en la direccion de notificacion de la(s) parte(s) demandada(s) segun esta estipulado en la clausula septima de este contrato.

(iv) La sustanciacion del procedimiento arbitral comenzara al dia habil siguiente de haberse constituido el Tribunal Arbitral.

(v) Las partes dispondran de treinta (30) dias continuos contados a partir de la fecha en que comience la sustanciacion del procedimiento arbitral para la presentacion de sus pruebas y alegatos. Dicho plazo no podra ser prorrogado salvo por el consentimiento por escrito de las partes y previo escrito debidamente razonado de los miembros del Tribunal Arbitral.

(vi) Los arbitros dispondran de treinta (30) dias continuos contados a partir de la finalizacion del lapso para la presentacion de las pruebas y alegatos de las partes para dictar el laudo arbitral. Dicho plazo no podra ser prorrogado salvo por el consentimiento por escrito de las partes y previo escrito debidamente razonado de los miembros del Tribunal Arbitral.

(vii) El laudo arbitral constara por escrito e indicara las circunstancias de hecho que sirvan de base y las razones de hecho y de derecho para la decision en el contenida.

(viii) El laudo sera definitivo y obligatorio para las partes y debera incluir una decision en relacion a las costas, incluyendo los honorarios razonables y gastos de abogados. Al someterse la controversia a arbitraje segun lo dispuesto en la presente clausula, se entendera que las partes habran renunciado a cualesquiera recursos a los que tuvieran derecho contra los laudos.

(ix) Las costas, incluyendo honorarios razonables y gastos de abogados, deberan ser sufragados en su totalidad por la parte que resulte condenada segun el laudo arbitral. En caso de que ninguna de las partes sea condenada en su totalidad, los costos del procedimiento arbitral seran repartidas en forma igual entre las partes, salvo por lo que respecta a los honorarios y gastos de abogados de las partes, los cuales seran sufragadas por cada una de ellas.

(x) El laudo podra ser ejecutado judicialmente en cualquier tribunal que tenga jurisdiccion sobre el mismo o que tenga jurisdiccion sobre las partes o sus activos.

Mediante el otorgamiento del presente Acuerdo, las partes aceptan y convienen en la aplicacion del procedimiento de arbitraje contenido en la presente Clausula y expresamente renuncian a cualquier defensa que pudieran alegar basada en falta de jurisdiccion o de competencia.

Las partes y los miembros del Tribunal Arbitral guardaran estricta confidencialidad en relacion a los procedimientos, la informacion suministrada por las partes y las resultas del laudo arbitral, salvo en el caso de que dicha informacion deba hacerse del conocimiento publico por cualquier requerimiento legal o judicial.

NOVENA:  COMUNICACIONES
-----------------------

Todos los anuncios publicos, declaraciones a la prensa y comunicaciones con entes publicos en relacion con el presente Contrato y las Ofertas seran consultados y coordinados previamente por las partes, y se produciran en terminos que preserven los derechos de los accionistas y el cumplimiento de las Normas Venezolanas y las Normas Americanas.

DECIMA:  COOPERACION
--------------------

       Las partes cooperaran e instruiran al agente de traspaso de Mavesa, el depositario de ADRs de Mavesa y a los agentes de las Ofertas para que cooperen en todo lo relativo al procedimiento de las Ofertas y sus aceptaciones, suministrando informacion sobre la titularidad y disponibilidad de acciones y ADRs, los gravamenes sobre los mismos y el ejercicio de derechos de preferencia.

DECIMA PRIMERA: LEGISLACION APLICABLE
-------------------------------------

       El presente contrato se regira por las leyes de la Republica Bolivariana de Venezuela.
DECIMA SEGUNDA: JURISDICCION Y DOMICILIO CONTRACTUAL
----------------------------------------------------

       Para todos los efectos del presente contrato, se elige a la ciudad de Caracas, como domicilio especial y exclusivo para los efectos de este contrato, a la jurisdiccion de cuyos tribunales declaran someterse las partes.

Se hacen tres (3) ejemplares de un mismo tenor y un solo efecto.
Caracas, a los ventiun (21) dias del mes de enero de dos mil uno (2001).

Por MAVESA, S.A.

___________________
Josefina Nebreda de Sanabria

___________________
Guillermo Trigo

Por PRIMOR INVERSIONES, C.A

___________________
Lorenzo Mendoza G.
Director

Por PRIMOR ALIMENTOS, C.A.

___________________
Lorenzo Mendoza G.
Director